EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Jamie Baird (212) 850-5600

LAK Public Relations, Inc. Media: Lisa Linden / David Simpson (212) 575-4545

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2018 RESULTS

- Record Quarterly and Full-Year Revenues of $2.23 billion and $8.13 billion, respectively -
- Record Quarterly Diluted EPS from Cont. Operations of $1.38, 53.3% Increase Year-over-Year -
- Record Full-Year Diluted EPS from Cont. Operations of $4.89, 27.7% Increase Year-over-Year -
- Announces 2019 Revenues and Diluted EPS Guidance -

NORWALK, CONNECTICUT, February 21, 2019 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter ended December 31, 2018.

For the fourth quarter of 2018, net income from continuing operations attributable to EMCOR was $79.3 million, or $1.38 per diluted share, compared to $53.3 million, or $0.90 per diluted share, for the fourth quarter of 2017. Net income from continuing operations attributable to EMCOR for the fourth quarter of 2017 included after-tax goodwill and identifiable intangible asset impairment charges, primarily related to the U.S Industrial Services segment, partially offset by a tax benefit resulting from the revaluation of the Company’s U.S. net deferred tax liabilities due to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”). Excluding these items, non-GAAP net income from continuing operations attributable to EMCOR for the fourth quarter of 2017 was $67.0 million or $1.13 per diluted share. Revenues for the fourth quarter of 2018 totaled $2.23 billion, an increase of 10.8%, compared to $2.01 billion for the fourth quarter of 2017.

Operating income for the fourth quarter of 2018 was $113.6 million or 5.1% of revenues. This compares to $48.1 million, or 2.4% of revenues, for the fourth quarter of 2017, which included pre-tax impairment charges of $57.8 million. Excluding such pre-tax impairment charges, non-GAAP operating income for the fourth quarter of 2017 was $105.9 million or 5.3% of revenues.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 2

Selling, general and administrative expenses for the fourth quarter of 2018 totaled $220.9 million, or 9.9% of revenues, compared to $204.6 million, or 10.2% of revenues, for the fourth quarter of 2017.

The Company's income tax rate in the fourth quarter of 2018 was 28.9%. This compares to an income tax benefit of 17.1% in the year ago period, which included a non-cash tax benefit of $39.3 million, or $0.66 per diluted share, resulting from the revaluation of the Company’s U.S. net deferred tax liabilities due to the enactment of the Tax Act.

Remaining performance obligations as of December 31, 2018 were $3.96 billion compared to $3.60 billion as of March 31, 2018. Domestic remaining performance obligations increased $388.9 million from the first quarter of 2018, while remaining performance obligations of our U.K. Building Services segment fell $28.4 million.

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company closed out another terrific year achieving record quarterly revenues, operating income, net income and diluted earnings per share from continuing operations. We delivered a 10.8% increase in revenues during the fourth quarter and a 5.8% increase for the year, the majority of which was organic, underscored by broad-based strength across our segments. Our exceptional execution coupled with disciplined cost control drove strong operating margins of 5.1% and 5.0% for the fourth quarter and full year, respectively. Despite posting impressive revenue growth, our remaining performance obligations continue to be solid and diverse across end market sectors, and we remain well-positioned to capitalize on the sustained non-residential construction growth expected throughout 2019.”

Mr. Guzzi added, “Our U.S. Construction segments continue to deliver robust revenue performance, with combined revenue growth of 5.7% and 3.8% for the fourth quarter and full year, respectively, reflecting sustained market demand for our services. Solid operating margins of 7.1% in our U.S. Electrical Construction segment and 7.3% in our U.S. Mechanical Construction segment for the full-year period reflect strong execution across our portfolio of construction projects. Our U.S. Building Services segment continued its strong operational performance, posting double-digit revenue and operating income growth for the fourth quarter, primarily driven by our mechanical, energy and commercial site-based services operations. As expected, we saw a recovery in demand in our U.S. Industrial Services segment during the fourth quarter, with improvement in both our shop and field services operations, including turnaround project activity. Finally, our U.K. Building Services segment had a strong 2018, delivering revenue and operating income growth of 21.8% and 23.4%, respectively, for the full-year period, as we continue to execute on specialty project opportunities and new service contract awards.”

Revenues for the 2018 full-year period increased 5.8% to $8.13 billion compared to $7.69 billion for the 2017 full-year period. Net income from continuing operations attributable to EMCOR for the 2018 full-year period was $285.9 million, or $4.89 per diluted share, compared to $228.1 million, or $3.83 per diluted share, for the 2017 full-year period. Excluding a $0.9 million impairment charge recorded in the second quarter of 2018, non-GAAP net income from continuing operations attributable to EMCOR for the 2018 full-year period was $286.8 million or $4.91 per diluted share. This compares to non-GAAP net income from continuing operations attributable to EMCOR for the 2017 full-year period of $241.8 million, or $4.06 per diluted share, excluding the previously referenced after-tax impairment charges and the tax benefit resulting from the revaluation of the Company’s U.S. net deferred tax liabilities in 2017.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 3

Operating income for the 2018 full-year period was $403.1 million, or 5.0% of revenues, compared to $328.9 million, or 4.3% of revenues, for the 2017 full-year period. Excluding the $0.9 million impairment charge in 2018, non-GAAP operating income for the 2018 full-year period was $404.0 million or 5.0% of revenues. This compares to non-GAAP operating income for the 2017 full-year period of $386.7 million, or 5.0% of revenues, excluding the $57.8 million pre-tax impairment charges recorded in 2017.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

For the 2018 full-year period, selling, general and administrative expenses totaled $799.2 million, or 9.8% of revenues, compared to $758.7 million, or 9.9% of revenues, for the 2017 full-year period.

Based on favorable project mix and assuming the continuation of current market conditions, EMCOR expects full-year 2019 revenues to be between $8.3 billion and $8.4 billion, and full-year 2019 diluted earnings per share from continuing operations to be in the range of $4.70 to $5.40.

Mr. Guzzi concluded, “Following a record year, we are optimistic about our opportunities to drive sustained growth across our business. Our guidance for 2019 reflects our expanding customer base and diverse pipeline of project activity, while also considering the limited visibility we have into the second half of the year. Looking ahead, we will continue to leverage our flexible balance sheet to invest in our business, consistent with our strategy, and return capital to shareholders through share buybacks and dividends.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com.

EMCOR Group's fourth quarter conference call will be available live via internet broadcast today, Thursday, February 21, at 10:30 AM Eastern Standard Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

Forward Looking Statements:

This release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments speak only as of this date and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our remaining performance obligations, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, market growth and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly, these statements are no guarantee of future performance. Such risks and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2018 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 4

Non-GAAP Measures:

This release also includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our historical operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the three months ended December 31,		For the twelve months ended December 31,
	2018	2017	2018	2017
Revenues	$2,229,308	$2,012,639	$8,130,631	$7,686,999
Cost of sales	1,893,157	1,701,538	6,925,178	6,539,987
Gross profit	336,151	311,101	1,205,453	1,147,012
Selling, general and administrative expenses	220,891	204,602	799,157	758,714
Restructuring expenses	1,613	623	2,306	1,577
Impairment loss on goodwill and identifiable intangible assets	—	57,819	907	57,819
Operating income	113,647	48,057	403,083	328,902
Net periodic pension (cost) income	674	443	2,743	1,652
Interest expense, net	(2,787)	(2,948)	(10,798)	(11,805)
Income from continuing operations before income taxes	111,534	45,552	395,028	318,749
Income tax provision (benefit)	32,233	(7,774)	109,106	90,699
Income from continuing operations	79,301	53,326	285,922	228,050
Loss from discontinued operation, net of income taxes	(1,335)	(128)	(2,345)	(857)
Net income including noncontrolling interests	77,966	53,198	283,577	227,193
Less: Net loss (income) attributable to noncontrolling interests	2	3	(46)	3
Net income attributable to EMCOR Group, Inc.	$77,968	$53,201	$283,531	$227,196

Basic earnings (loss) per common share:
From continuing operations	$1.39	$0.91	$4.92	$3.85
From discontinued operation	$(0.02)	$(0.00)	$(0.04)	$(0.01)

Diluted earnings (loss) per common share:
From continuing operations	$1.38	$0.90	$4.89	$3.83
From discontinued operation	$(0.02)	$(0.00)	$(0.04)	$(0.01)

Weighted average shares of common stock outstanding:
Basic	57,187,490	58,903,875	58,112,838	59,254,256
Diluted	57,514,189	59,314,187	58,443,467	59,618,969

Dividends declared per common share	$0.08	$0.08	$0.32	$0.32

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$363,907	$467,430
Accounts receivable, net	1,773,620	1,607,922
Contract assets	158,243	122,621
Inventories	42,321	42,724
Prepaid expenses and other	48,116	43,812
Total current assets	2,386,207	2,284,509
Investments, notes and other long-term receivables	2,899	2,309
Property, plant & equipment, net	134,351	127,156
Goodwill	990,887	964,893
Identifiable intangible assets, net	488,286	495,036
Other assets	86,177	92,001
Total assets	$4,088,807	$3,965,904
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$16,013	$15,364
Accounts payable	652,091	567,840
Contract liabilities	552,290	524,156
Accrued payroll and benefits	343,069	322,865
Other accrued expenses and liabilities	170,935	220,727
Total current liabilities	1,734,398	1,650,952
Borrowings under revolving credit facility	25,000	25,000
Long-term debt and capital lease obligations	254,764	269,786
Other long-term obligations	333,204	346,049
Total liabilities	2,347,366	2,291,787
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,740,545	1,673,267
Noncontrolling interests	896	850
Total equity	1,741,441	1,674,117
Total liabilities and equity	$4,088,807	$3,965,904

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2018 and 2017
(In thousands)

	2018	2017
Cash flows - operating activities:
Net income including noncontrolling interests	$283,577	$227,193
Depreciation and amortization	38,472	39,915
Amortization of identifiable intangible assets	42,443	48,594
Deferred income taxes	4,249	(53,358)
Excess tax benefits from share-based compensation	(1,646)	(1,616)
Equity income from unconsolidated entities	(347)	(864)
Non-cash expense for impairment of goodwill and identifiable intangible assets	907	57,819
Non-cash share-based compensation expense	11,030	9,939
Distributions from unconsolidated entities	3,110	5,506
Other reconciling items	2,906	1,280
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(113,690)	31,641
Net cash provided by operating activities	271,011	366,049
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(72,080)	(107,223)
Proceeds from sale of property, plant and equipment	1,237	4,014
Purchase of property, plant and equipment	(43,479)	(34,684)
Investments in and advances to unconsolidated entities	(3,484)	(675)
Distributions from unconsolidated entities	84	475
Net cash used in investing activities	(117,722)	(138,093)
Cash flows - financing activities:
Repayments of revolving credit facility	—	(100,000)
Repayments of long-term debt and debt issuance costs	(15,235)	(15,202)
Repayments of capital lease obligations	(1,501)	(1,445)
Dividends paid to stockholders	(18,640)	(18,971)
Repurchase of common stock	(216,244)	(93,166)
Taxes paid related to net share settlements of equity awards	(3,848)	(3,462)
Issuance of common stock under employee stock purchase plan	5,765	4,793
Payments for contingent consideration arrangements	(3,339)	(1,017)
Net cash used in financing activities	(253,042)	(228,470)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,421)	3,242
(Decrease) increase in cash, cash equivalents and restricted cash	(103,174)	2,728
Cash, cash equivalents and restricted cash at beginning of year	469,388	466,660
Cash, cash equivalents and restricted cash at end of period	$366,214	$469,388

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2018	2017
Revenues from unrelated entities:
United States electrical construction and facilities services	$534,055	$479,410
United States mechanical construction and facilities services	808,471	790,785
United States building services	485,999	438,302
United States industrial services	298,875	207,475
Total United States operations	2,127,400	1,915,972
United Kingdom building services	101,908	96,667
Total worldwide operations	$2,229,308	$2,012,639

	For the twelve months ended December 31,
	2018	2017
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,954,323	$1,829,567
United States mechanical construction and facilities services	3,020,307	2,963,815
United States building services	1,875,485	1,753,703
United States industrial services	865,645	799,169
Total United States operations	7,715,760	7,346,254
United Kingdom building services	414,871	340,745
Total worldwide operations	$8,130,631	$7,686,999

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2018	2017
Operating income (loss):
United States electrical construction and facilities services	$33,121	$40,266
United States mechanical construction and facilities services	63,488	61,368
United States building services	25,005	21,183
United States industrial services	15,451	2,511
Total United States operations	137,065	125,328
United Kingdom building services	3,102	5,224
Corporate administration	(24,907)	(24,053)
Restructuring expenses	(1,613)	(623)
Impairment loss on goodwill and identifiable intangible assets	—	(57,819)
Total worldwide operations	113,647	48,057
Other corporate items:
Net periodic pension (cost) income	674	443
Interest expense	(3,503)	(3,306)
Interest income	716	358
Income from continuing operations before income taxes	$111,534	$45,552

	For the twelve months ended December 31,
	2018	2017
Operating income (loss):
United States electrical construction and facilities services	$139,430	$150,001
United States mechanical construction and facilities services	219,352	212,396
United States building services	93,827	81,720
United States industrial services	28,172	19,084
Total United States operations	480,781	463,201
United Kingdom building services	15,930	12,905
Corporate administration	(90,415)	(87,808)
Restructuring expenses	(2,306)	(1,577)
Impairment loss on goodwill and identifiable intangible assets	(907)	(57,819)
Total worldwide operations	403,083	328,902
Other corporate items:
Net periodic pension (cost) income	2,743	1,652
Interest expense	(13,544)	(12,770)
Interest income	2,746	965
Income from continuing operations before income taxes	$395,028	$318,749

EMCOR GROUP, INC.
RECONCILIATION OF 2018 AND 2017 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP 2018 and 2017 fourth quarter and year-to-date December 31, 2018 and 2017 operating income.  The following table provides a reconciliation between 2018 and 2017 operating income based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2018	2017	2018	2017
GAAP operating income	$113,647	$48,057	$403,083	$328,902
Impairment loss on goodwill and identifiable intangible assets	—	57,819	907	57,819
Non-GAAP operating income, excluding the impairment loss on goodwill and identifiable intangible assets	$113,647	$105,876	$403,990	$386,721

EMCOR GROUP, INC.
RECONCILIATION OF 2018 AND 2017 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP 2018 and 2017 fourth quarter and year-to-date December 31, 2018 and 2017 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2018 and 2017 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2018	2017	2018	2017
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$79,303	$53,329	$285,876	$228,053
Impairment loss on goodwill and identifiable intangible assets (2)	—	53,054	907	53,054
Impact of change in tax rate on net deferred tax liability balance	—	(39,343)	—	(39,343)
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding the impairment loss on goodwill and identifiable intangible assets and impact of change in tax rate on net deferred tax liability balance	$79,303	$67,040	$286,783	$241,764

(1)	Amount is income from continuing operations less net income attributable to noncontrolling interest.

(2)	Amount is net of tax effect of $4.8 million in the 2017 quarter and year-to-date periods. Amount excludes de minimus income tax benefit in the 2018 year-to-date period.

EMCOR GROUP, INC.
RECONCILIATION OF 2018 AND 2017 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide non-GAAP 2018 and 2017 fourth quarter and year-to-date December 31, 2018 and 2017 diluted earnings per share from continuing operations.  The following table provides a reconciliation between 2018 and 2017 EPS based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2018	2017	2018	2017
GAAP diluted earnings per common share from continuing operations	$1.38	$0.90	$4.89	$3.83
Impairment loss on goodwill and identifiable intangible assets (1)	—	0.89	0.02	0.89
Impact of change in tax rate on net deferred tax liability balance	—	(0.66)	—	(0.66)
Non-GAAP diluted earnings per common share from continuing operations, excluding the impairment loss on goodwill and identifiable intangible assets and impact of change in tax rate on net deferred tax liability balance	$1.38	$1.13	$4.91	$4.06

(1)	Amount is net of tax effect of $4.8 million in the 2017 quarter and year-to-date periods. Amount excludes de minimus income tax benefit in the 2018 year-to-date period.

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